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                                 EXHIBIT NO. 2.1

                            ASSET PURCHASE AGREEMENT



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                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement") is made as of the 10th day of October, 1996, to be effective as of October 14, 1996, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly owned subsidiary of UCI ("UCI of SC"); Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"); William J. Bannen, Jr., M.D., F.A.A.F.P., A.M.E., P.A., a South Carolina professional corporation ("Seller"); and William J. Bannen, Jr., M.D. ("Shareholder").

     INTRODUCTION. Seller owns and operates a medical practice located at 304 South Main Street, Simpsonville, South Carolina 29681 ("Premises"). Shareholder is the sole shareholder, officer, and director of Seller. UCI of SC owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care to provide health care services at such facilities. Seller desires to (i) transfer Seller's patient records to Doctor's Care, (ii) enter into an Employment Agreement between Doctor's Care and Shareholder, and (iii) transfer to UCI of SC as of 12:01 a.m. on October 14, 1996 (the "Effective Date") certain assets of the Seller, all upon the terms and conditions set forth herein.

     AGREEMENT. NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE OF ASSETS TO UCI OF SC.

     1.1 Transfer of Assets. At the Closing (as defined below), for the consideration herein provided, Seller shall convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned, and delivered, to UCI of SC, and UCI of SC shall purchase and accept from Seller, all of Seller's right, title, and interest (as the case may be) in and to following assets (collectively "Assets"):

              1.1.1 All of the accounts receivable, machinery, equipment, computer and telephone systems (including hardware and software), inventory, furniture, furnishings, office equipment, and related tangible personal property respecting Seller's business conducted in the Premises (the "Business"), including (without limitation) the items described in Exhibit A attached hereto.

              1.1.2 All of the goodwill, permits, licenses, computer software and related intangible personal property of the Business. Seller shall be responsible for obtaining the necessary consents, if any, to assignment of such intangible assets. The parties hereto acknowledge and agree that UCI of SC shall not assume any equipment leases, personal property leases, real property leases, or any other liabilities of Seller or any Shareholder, other than that certain computer lease by and between Eaton Financial Corporation and Shareholder dated on or about July 6, 1992 which shall be assigned by Shareholder and assumed by UCI of SC as of the Effective Date. Shareholder and Seller shall be responsible for obtaining the necessary consents, if any, to assign any intangible assets, including but not limited to such computer lease.

              1.1.3   All of the inventory of the Business, wherever located.

              1.1.4 All of Seller's repair and service contracts and warranties (which are acceptable to UCI of SC in its sole discretion) used or useful in the Business.

     1.2 Method of Transfer. The transfer and sale of the Assets will be evidenced by appropriate Bills of Sale, assignments and other instruments executed and delivered by Seller and/or the Shareholder to UCI of SC and/or Doctor's Care at Closing (as defined below), as set forth in this Agreement.

     1.3 Not a Sale of Business. This transaction constitutes the sale of assets by Seller and not the sale of a business; provided, however, that anything contained in this Agreement to the contrary

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notwithstanding, it is the intent of the parties that UCI of SC purchase and acquire and Seller sell and transfer the complete operating process of the Business and all properties and interest necessary to operate the Business substantially as it is presently being operated.

     1.4 Possession. UCI of SC shall take, and Seller shall deliver, possession of the Assets at completion of Closing (as defined below) to be effective as of the Effective Date (as defined below).

2.   TRANSFER OF SELLER'S PATIENT RECORDS TO DOCTOR'S CARE.

     2.1 Transfer of Patient Records. At Closing (as defined below), for and in consideration of Ten ($10.00) Dollars and no other consideration, Seller and the Shareholder shall transfer and deliver to Doctor's Care all of the Seller's and each Shareholder's right, title and interest in and to any medical records in their possession that were made in treating patients and all records transferred to Seller concerning prior treatment of any patient (the "Patient Records").

     2.2 Method of Transfer. The transfer of the Patient Records will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit B, executed and delivered by Seller and the Shareholder to Doctor's Care at the Closing (as defined below), as set forth in this Agreement.

     2.3 Notices. Seller shall cause any public notices to be filed in a timely manner and to otherwise comply with all requirements of the Physician's Patient Records Act or any other applicable law, regulation, rule or ordinance related to the transfer of the Patient Records.

     2.4 Possession. Doctor's Care shall pick up and take, and Seller shall relinquish, possession of the Patient Records at Closing (as defined below), to be effective as of the Effective Date.

3. CONSIDERATION FOR ACQUISITIONS. The purchase price ("Purchase Price") for the Assets to be acquired by UCI of SC shall be Twenty-Five Thousand and No/100 ($25,000.00) Dollars with the sum of Four Thousand One Hundred Sixty-Six and 67/100 ($4,166.67) Dollars payable in cash or company check at Closing (as defined below), and the balance of Twenty Thousand Eight Hundred Thirty-Three and 33/100 ($20,833.33) Dollars due and payable to Seller in five (5) monthly installments, with the first payment due on or about one month after the Effective Date, pursuant to a promissory note substantially in the form attached hereto as Exhibit C (the "Note").

4.   CLOSING.

     4.1 Closing Date. The closing of the sale and purchase of the Assets and related transactions (the "Closing") shall take place on Thursday, October 10, 1996, commencing at 1:00 p.m. (local time), at the offices of Seller at 304 S. Main Street, Simpsonville, South Carolina or such other time and place as may be mutually agreed upon in writing by the parties (alternatively "Closing"), all to be effective as of the Effective Date. In the event Closing set forth in this
Section 4 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by the parties, in the manner set forth herein.

     4.2.     Transactions at Closing.  At the Closing:

              4.2.1   UCI of SC shall execute and deliver to Seller the Note.

              4.2.2 Seller and Shareholder shall execute and deliver to UCI of SC or Doctor's Care, as applicable, the bills of sale, assignments, titles, certificates, and other documents, agreements and instruments, in form and substance required by this Agreement, as described in Section 4.3.


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              4.2.3 UCI of SC and Doctor's Care shall execute and deliver to
     Seller and the Shareholder the documents, agreements and instruments in form and substance required by this Agreement, as described in Section 4.4..

              4.2.4 Seller and UCI of SC shall each execute and deliver to the other a Lease for the Premises substantially in the form of Exhibit D attached hereto (the "Lease").

              4.2.5 Shareholder and Doctor's Care shall each execute and deliver to the other the employment agreement substantially in the form of Exhibit E attached hereto (the "Employment Agreement").

              4.2.6 All employees of Seller directly and primarily associated with the Business will cease to be employees of Seller, and Doctor's Care and/or UCI of SC may, subject to the exercise of Doctor's Care's and/or UCI of SC's sole discretion, offer immediately or thereafter to hire any or all of such persons. Doctor's Care and/or UCI of SC shall be entitled to hire only those employees of Seller which Doctor's Care and/or UCI of SC elects in its sole discretion to hire, and Doctor's Care and/or UCI of SC shall not assume any liability whatsoever to any employee of Seller not hired by Doctor's Care and/or UCI of SC. Seller will be responsible for paying and reporting all costs and liabilities, including but not limited to compensation, federal and state withholding taxes, federal and state unemployment taxes, all employee benefit costs, and worker's compensation claims incurred or accrued prior to the Effective Date.

              4.2.7 The parties hereto will take such other actions contemplated at Closing by this Agreement.

     4.3 Seller and Shareholder's Documents. At Closing, Seller and Shareholder shall deliver or cause to be delivered, at Seller's expense, the following duly executed, lawful and effective documents and instruments:

              4.3.1 A bill of sale for tangible personal property and fixtures composing portions of the Assets substantially in the form attached hereto as Exhibit F to UCI of SC.

              4.3.2 An assignment of intangible personal property composing portions of the Assets substantially in the form attached hereto as Exhibit G to UCI of SC.

              4.3.3 The Lease substantially in the form attached hereto as Exhibit D to UCI of SC.

              4.3.4 The Employment Agreement substantially in the form attached hereto as Exhibit E to Doctor's Care.

              4.3.5 Seller will deliver to UCI of SC copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by UCI of SC to evidence UCI of SC's clear, marketable and insurable title to the Assets.

              4.3.6 Copy of all current data, contracts and information for the Business.

              4.3.7 Certified Resolutions of the directors and shareholders of Seller authorizing the transaction contemplated herein.

     4.4 Documents of UCI, UCI of SC or Doctor's Care. At Closing, UCI, Doctor's Care and/or UCI of SC, at their expense, shall deliver or cause to be delivered to Seller or the Shareholder (as the case may be) the following duly executed, lawful, and effective documents and instruments:

              4.4.1 UCI of SC will execute and deliver to Seller the Note substantially inn the form attached hereto as Exhibit C.

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              4.4.2 Doctor's Care will deliver the Employment Agreement
substantially in the form attached hereto as Exhibit E.

     4.5 Conditions of Title. At Closing, the Assets shall be conveyed by appropriate instruments of conveyance free and clear of all claims, security interests, liens and encumbrances except personal property and ad valorem taxes for the year of Closing (which shall be prorated as provided in this Agreement). At Closing, UCI of SC shall hold a leasehold interest in the Premises free and clear of all claims, security interests, liens and encumbrances except real property taxes for the year of Closing which are not yet due and payable (which shall be paid by Seller).

     4.6      Transactions Subsequent to Closing.

              4.6.1 Employment Matters. Nothing contained herein shall be construed to create any liability for UCI, UCI of SC or Doctor's Care to present or past employees of Seller, or to the South Carolina Employment Security Commission or any other person or entity or regulatory agency for periods prior to the Effective Date.

              4.6.2   Intentionally blank.

              4.6.3 Confidentiality. Seller and Shareholder shall hold in confidence all documents and information concerning the Business and the Assets (except that Seller may, after reasonable notice to UCI of SC disclose such documents and information, or copies or summaries thereof, to any governmental authority reviewing the transactions contemplated hereby or as required in Seller's reasonable judgment pursuant to federal or state laws or court order).

              4.6.4 Publicity. Upon UCI of SC's request (if any), at a date reasonably agreed upon by UCI of SC and Seller, but no later than thirty
     (30) business days after to Closing, Seller, at UCI of SC's expense, shall mail to all those patients of the Business designated by UCI of SC, a letter substantially on the form provided by UCI of SC, subject to Seller's approval (which shall not be unreasonably withheld) advising of the sale hereunder and containing a request of Seller that to the extent requested by UCI of SC, such patient shall continue its relationships with UCI of SC and Doctor's Care.

              4.6.5 Taxes. Seller shall file such tax returns and reports and pay such taxes as are required for periods ending with the Effective Date.

              4.6.6 Creditors. Seller shall promptly pay all of Seller's valid liabilities and perform all of Seller's valid obligations which Seller has incurred in connection with the Assets or the operation of the Business.

              4.6.7 Miscellaneous Required Acts. The parties hereto shall take such other actions and comply with other obligations as are required after Closing under this Agreement or under documents ancillary hereto.

     4.7 Other Actions. The parties hereto agree that they will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, documents, instruments and assurances as may be reasonably required by the other party in order to carry out fully and to effectuate the transactions herein contemplated under, and in accordance with, the provisions of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. Seller and Shareholder hereby jointly and severally warrant, represent, and covenant as follows:

     5.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Shareholder is the sole shareholder of Seller. The Shareholder

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is the sole director of Seller. Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of Seller and the Shareholder enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance with any of the terms and conditions hereof, will result in the breach by Seller or Shareholder of any of the terms, conditions, or judgment, law or other contract, agreement or instrument to which Seller or Shareholder is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law or other contract, agreement or instrument.

     5.2 Compliance with Laws. Seller is in compliance with all laws, ordinances, and regulations that govern such Seller's ownership and present use of the Assets and the Premises, the violation of which would have an adverse effect on the Assets, the Premises or the Business. All of the Assets sold hereunder, and the Premises leased hereunder, substantially comply with applicable environmental, zoning, health, OSHA, consumer products, and fire safety regulations.

     5.3 Title to Assets. At Closing, Seller will have, and shall be entitled to convey, good, marketable and insurable title to the Assets and the condition of title as required by Section 4.5. At Closing, Seller will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Assets and/or Premises for which any such person or entity could claim a lien against the Assets or the Premises.

     5.4 Consents. No consent of any third party is required in connection with Seller's transfer and assignment of the Assets hereunder.

     5.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Seller's and/or Shareholder's knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby or that relate to the Assets or the Premises, or to the conduct of Business, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Seller's and/or Shareholder's ability to enter into this Agreement or perform its obligations hereunder or upon the use, enjoyment, or value of the Assets and/or the Premises for UCI of SC and/or Doctor's Care.

     5.6 Insurance Coverage. Seller maintains policies of insurance covering the Assets and Premises in amounts and against such losses and risks as are customary for facilities such as the Business in their present usage, as well as general public liability "occurrence" coverage in the amount of $1,000,000 per occurrence and $1,000,000 in the aggregate, and same will be outstanding and duly in force through Closing. For a period of one (1) year after Closing, Seller shall maintain a comprehensive general liability "occurrence" policy for discontinued operations in the amount of $200,000 per occurrence, and UCI of SC shall be listed as an additional insured under such policy.

     5.7 Normal Course. Seller shall have operated the Assets in the normal and ordinary course of business since at least March 21, 1989, and shall have paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the Assets and/or Premises prior to the Closing. Seller shall exercise its best efforts to preserve the goodwill of the employees, patients, suppliers and others having business relationships with the Business through Closing.

     5.8 Creditors, Solvency, and Bankruptcy. Seller and each Shareholder shall not hinder, delay, defraud, or avoid any obligation to any past, present or future creditor in the transactions contemplated by this Agreement. Seller is currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. Seller has not initiated, nor does it intend to initiate with respect to itself as debtor, has had initiated or expects to have initiated against it as debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.


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     5.9 Labor and Employee Benefit Matters. Seller is not a party to any agreement with any labor organization. Seller has not maintained or sponsored for any employee or former employee of Seller any fringe or benefit plans, including without limitation, any retirement, pension, profit sharing, thrift-savings, non-qualified deferred compensation, incentive compensation, stock bonus, stock option (qualified or non-qualified), cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), insurance, medical, welfare or vacation plans of any kind and any "employee benefit plan" (as defined in Section 3(3) of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Internal Revenue Code) or combination of the foregoing. Seller has not incurred any accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation established under ERISA, nor has any tax been assessed against Seller for the alleged violation of the Internal Revenue Code with respect to the Business or its operation.

     5.10 Payables and Taxes. Seller will pay all accounts payable and taxes, assessments, and charges respecting the Assets and/or Premises incurring prior to the Effective Date within a reasonable amount of time following Closing and will protect the reputation of UCI of SC by promptly paying all the valid debts and obligations of Seller which have been incurred in connection with the operation of the Business prior to the Effective Date and which affect the Assets and/or Premises.

     5.11 Workers' Compensation. There are no worker compensation or similar claims or actions pending or threatened, and Seller and/or each Shareholder does not know of facts which would make such claims timely, by past or present employees of Seller.

     5.12 Status of Assets. The Assets sold hereunder constitute all of the assets of the Business and include all property, rights, and intangibles necessary for UCI of SC and/or Doctor's Care to operate after Closing a business similar to the Business as presently conducted. All material inventory systems, machinery, equipment, and other tangible property which are portions of the Assets are generally sound, in good repair, may be safely operated within all applicable standards or regulations in their present conditions, and are in merchantable condition. All material contracts, commitments, and similar rights which are portions of the Assets are valid, binding, enforceable, and without known default in violation of law. The information related to accounts receivable provided to UCI of SC is materially accurate and reflect valid, binding, and enforceable rights of the Business which shall be lawfully transferred to UCI of SC hereunder.

     5.13 No Adverse Conditions. Except as previously disclosed in writing to UCI of SC, there are no adverse conditions or circumstances that may interfere with the use and enjoyment of, or opportunity to resell or encumber, any of the Assets, or might otherwise impede UCI of SC's ability to operate a business similar to the Business utilizing the Assets and the Premises.

     5.14 Brokerage. Neither Seller nor Shareholder has dealt with any broker in connection with this transaction, and no brokerage commission nor claim thereof shall accrue or become payable to any person or entity respecting this transaction.

     5.15 Zoning. To the best of Seller's and Shareholder's knowledge, the Premises is currently zoned for commercial operations and are in compliance with applicable zoning laws and ordinances; and Seller and Shareholder do not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

     5.16 Environmental. To the best of Seller's and Shareholder's knowledge, the Premises is not now used and have never been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Seller's and Shareholder's knowledge, is in substantial compliance with applicable environmental laws.

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     5.17 Disclosures. To the best of Seller's and Shareholder's knowledge, all information and data furnished by Seller and/or the Shareholder to UCI, UCI of SC or Doctor's Care with respect to the Assets, the Premises, and the Business is materially true, correct, and complete, and not materially misleading.

     5.18 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of Seller and/or Shareholder set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Effective Date, they shall be true as at the earlier date referenced.

6. REPRESENTATIONS AND WARRANTIES OF UCI, DOCTOR'S CARE AND UCI OF SC. UCI, Doctor's Care and UCI of SC hereby jointly and severally represent, warrant, and covenant as follows:

     6.1 Organization and Good Standing. UCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. UCI of SC is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Doctor's Care is a professional association duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated.

     6.2 Authority. UCI, Doctor's Care and UCI of SC each have taken all corporate action necessary to approve and authorized the execution of this Agreement, and to consummate the transactions contemplated hereby. Each of their respective representatives signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of UCI, Doctor's Care and UCI of SC, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by UCI, Doctor's Care or UCI of SC of any of the terms, conditions or provisions of any of their respective of trust, order, judgment, law, or other contract, agreement or instrument to which either of them is a party, or by which either is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

     6.3 Brokerage. Neither UCI, Doctor's Care, nor UCI of SC has dealt with any broker in connection with this transaction, and no brokerage commission nor claim therefor shall accrue or become payable to any person or entity respecting this transaction.

     6.4 Consents. No consent of any third party is required in connection with the purchase and acceptance of the Assets from Seller hereunder.

     6.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best knowledge of UCI, Doctor's Care or UCI of SC, threatened that question the validity of this Agreement or any transaction contemplated hereby, which if adversely determined would have a material adverse effect upon their ability to enter into this Agreement or perform their respective obligations hereunder.

     6.6 Creditors, Solvency and Bankruptcy. UCI, Doctor's Care or UCI of SC shall not hinder, delay, defraud or avoid any obligations to any past, present or future creditor of UCI, Doctor's Care or UCI of SC respectively in the transactions contemplated by this Agreement. The above-mentioned parties are currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby.

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UCI, Doctor's Care or UCI of SC does not intend to initiate with respect to themselves as debtors, nor do they expect to have initiated against themselves as debtors, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     6.7 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of UCI, Doctor's Care and UCI of SC set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of Effective Date, they shall be true as at the earlier date referenced.

7.   CONDITIONS PRECEDENT.

     7.1 Conditions of UCI, UCI of SC and Doctor's Care. The obligations of UCI, UCI of SC and Doctor's Care hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.1.1 Representation and Warranties. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.1.2 Deliveries. The release of documents which Seller and Shareholder is obligated to make under Section 4 shall have been made.

     7.2 Conditions of Seller and Shareholder. The obligations of Seller and the Shareholder hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.2.1 Representation and Warranties. The representations and warranties of UCI, UCI of SC, and Doctor's Care contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.2.2 Deliveries. The release of documents which UCI, UCI of SC, and Doctor's Care is obligated to make under Section 4 shall have been made.

8.   COST AND EXPENSES .

     8.1 Transactional Cost. The parties hereto shall be responsible for their respective attorney's fees, accountants' fees, experts' fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any party, all legal expense or other direct costs of litigation of the prevailing party shall be paid by the other party.

     8.2 Proration of Taxes and Charges. All personal property taxes, public utility charges and like charges (which are not terminated and paid as of Closing by Seller), if any, relating to the personal (tangible and intangible) property comprising the Assets shall be prorated as of the Effective Date, in accordance with regular accounting procedure. Settlement at Closing will be made on proration of estimates of such taxes and charges. If, as the result of such proration at Closing, a net balance is owed by Seller to UCI of SC, or visa versa, the amount thereof shall be paid to such party at or within thirty (30) days after receipt of the next succeeding payment notice.

     8.3 Sales Taxes. Seller shall be responsible for, and shall pay, all sales taxes, if any, applicable to the sale of the Assets as called for herein.


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9.   INDEMNITY RIGHTS.

     9.1 General Indemnity. Seller and Shareholder shall jointly and severally indemnify and hold UCI, Doctor's Care and UCI of SC and their respective officers, directors and agents harmless, from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of actions or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care or UCI of SC as a result of any breach by Seller and/or Shareholder of any covenant, warranty representation, or agreement, made by Seller and/or any Shareholder herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

     9.2 Special Indemnities. Seller and Shareholder shall jointly and severally indemnify and hold UCI, UCI of SC and Doctor's Care and their respective officers, directors, and agents harmless from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care, or UCI of SC as a result of:

              9.2.1 Award or Settlement. Any lawsuit or similar claim against Seller and/or Shareholder arising from events or conditions prior to the Effective Date.

              9.2.2 Title to Assets. Any challenge to: (a) Seller's title to the Assets, or (b) the transfer of such title and interest to the Assets to UCI of SC or Doctor's Care pursuant to the Agreement.

              9.2.3 Accounts Payable. Any accounts payable, taxes, assessments, or charges of Seller and/or Shareholder.

              9.2.4 Environmental. Any existing environmental contamination or the remediation thereof at the Premises.

     9.3 Set Off and Recoupment. In addition to any other available remedies, UCI of SC, UCI, and Doctor's Care shall have the right of set off and recoupment against amounts coming due to Seller or Shareholder under this Agreement, Lease, Employment Agreement, Note, or any other instruments ancillary hereto in the event Seller and/or Shareholder breaches this Agreement or any document related thereto or any right of indemnification arises in favor of UCI, UCI of SC, or Doctor's Care under this Agreement. Seller and the Shareholder retain the right to lawfully contest any such set off or recoupment in an action to collect any amounts due Seller and/or the Shareholder under this Agreement, Lease, Employment Agreement, Note, or such other ancillary instruments. The inclusion of this special set off or recoupment provision shall not effect the availability, if any, of rights of set off or recoupment arising at law or in equity.

10. EXISTING LIABILITIES. Except as set forth in Section 1.1.2 hereof, neither UCI, Doctor's Care nor UCI of SC assumes any, and hereby expressly disclaims all, obligations or liabilities of Seller, contingent or absolute, including (without limitation) liabilities for (i) federal or state income, payroll, property, or sales taxes for any period, or (ii) any tort, contract, or statutory liability resulting from or alleged to have resulted from the Business prior to the Effective Date or operations of Seller prior to Effective Date, except for the obligations arising and maturing after the Effective Date to perform under those contracts expressly assumed by UCI of SC hereunder, if any. All property taxes assessed against the Assets sold, and Premises leased hereunder, hereby shall be prorated as of the Effective Date, and Seller shall promptly pay when due, or reimburse UCI of SC for, all such taxes which remain the Seller's responsibility.

11. RISK OF LOSS. In the event the Assets and/or Premises or any substantial part thereof shall be damaged or destroyed prior to the Effective Date due to any casualty or event, or there shall occur any actions for condemnation or eminent domain having a material adverse affect on the Assets and/or Premises or any substantial part thereof, Seller shall promptly notify UCI of SC that such damage, destruction, or action has occurred and the estimated extent thereof. In case the amount of such damage, destruction, condemnation or eminent domain is in excess of 10% of the Purchase Price, including but not limited to the value of the Shares more fully described in Section 3.1, of all of the Assets immediately before such damage or destruction, then UCI of SC must within five (5) days of receipt of such notice either:

     11.1 Termination. Terminate this Agreement by giving Seller written notice of such termination and thereupon all parties shall be released of all further liability to the others; or

     11.2 Adjustment. Alternatively, and subject to the fulfillment of the conditions set forth herein, require the consummation of the transactions provided for in this Agreement and, in such case (or in case of any damage by fire or other casualty, or condemnation or eminent domain action not entitling UCI of SC to terminate this Agreement), all proceeds of insurance covering the Assets and all of the claims arising as a result of such damage or destruction to such Assets or all proceeds of such condemnation or eminent domain action for such Assets shall become the property of UCI of SC. In the event UCI of SC elects to require the consummation of the transactions contemplated herein, Seller shall not compromise or settle any such claim or action at any time without the written consent of UCI of SC which shall not be unreasonably withheld. Seller shall cooperate with the collection of such amounts. Further, in such event, the representations and warranties of Seller and the Shareholder, as set forth in Section 5 shall be modified equitably to account for such claim or action.

12.  MISCELLANEOUS.

     12.1 Entire Agreement. This Agreement, including the Exhibits hereto, embodies the entire Agreement and understanding between the parties hereto as to the matters herein addressed and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12.2 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the parties hereto may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or any acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any party hereunder be deemed a wavier of any default or breach subsequently occurring.

     12.3 Survival. All representations, warranties, covenants, and agreements herein contained shall survive the Closing hereunder.

     12.4 Amendment. No provision of this Agreement or any document or instrument relating to the Agreement, may be amended, modified, supplemented, changed, waived, discharged, or terminated, unless the parties hereto consent thereto in writing.

     12.5 Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

    UCI of SC:           UCI Medical Affiliates of South Carolina, Inc.
                         1901 Main Street, Suite 1200
                         Columbia, SC  29201
                         Attn.:  Stephen S. Seeling, Esq.

    UCI:                 UCI Medical Affiliates, Inc.
                         1901 Main Street, Suite 1200
                         Columbia, SC  29201
                         Attn.:  Stephen S. Seeling, Esq.

    Doctor's Care:       Doctor's Care, P.A.
                         1901 Main Street, Suite 1200
                         Columbia, SC  29201
                         Attn.:  M.F. McFarland, III, MD

    Seller:              William J. Bannen, Jr., M.D., F.A.A.F.P., A.M.E, P.A.
                         3106 Bethel Road #1
                         Simpsonville, SC  29681
                         Attn:  William J. Bannen, Jr., M.D.

    Shareholder:         William J. Bannen, Jr., M.D.
                         3106 Bethel Road #1
                         Simpsonville, SC  29681

     A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) five (5) business days after being duly deposited in the US mail, certified, return receipt requested.

     12.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.7 Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors, heirs, and assigns, and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the parties.

     12.9 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     12.10 Jurisdiction. The parties hereto consent to exclusive jurisdiction, subject to proper service of process, in the State of South Carolina regarding any disputes arising hereunder.

     12.11 Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof" , "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Articles", "paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

     12.12 Further Instruments and Acts. From time to time at a party's request, whether at or after Closing and without further consideration, the other party(ies) shall execute and deliver such further instruments of conveyance, transfer and assignment and upon reimbursement for actual reasonable out-of-pocket expenses take such other action as the requesting party reasonably may require to more effectively convey and transfer to the requesting party the properties to be conveyed, transferred and assigned hereunder, and, if necessary, will assist the requesting party in the collection or reduction to possession of such property. In addition, each party agrees to provide reasonable access to records respecting the Business as are requested by the other party(ies) for proper purpose with good cause shown (subject to appropriate confidentiality agreements to be negotiated as such time) and agree to reasonably cooperate in resolving any matters resulting from the transactions contemplated hereby.

     12.13 Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties hereto.


                            [Signature Page Attached]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement under seal, with the corporate parties acting by and through their duly authorized officers, this 10th day of October, 1996, to be effective as of October 14, 1996.

UCI:                               UCI OF SC:

UCI MEDICAL AFFILIATES, INC.       UCI MEDICAL AFFILIATES OF
                                   SOUTH CAROLINA, INC.

By:  /s/ Stephen S. Seeling        By:  /s/ Stephen S. Seeling
Its:  LEFT BLANK                   Its:  Chief Operating Officer and Counsel



DOCTOR'S CARE:                     SELLER:

DOCTOR'S CARE, P.A.                WILLIAM J. BANNEN, JR., M.D.,
                                   F.A.A.F.P., A.M.E, P.A.

By:  /s/ Stephen S. Seeling        By:  /s/ William J. Bannen, Jr., M.D., P.A.
Its:  Secretary                    Its:  President


                                   SHAREHOLDER:


                                   /s/ William J. Bannen, Jr., M.D., P.A.
                                   WILLIAM J. BANNEN, JR., M.D.

                                    Exhibit A

                                 List of Assets

MEDICAL SUPPLY CLOSET

Rib splints- universal x 4
Clavical straps
Arm slings x 7
Ankle boot/braces
Finger splints - 2 sizes
Kling
4 x 4 sponges
2 x 2 sponges
Wrist splints assort x 7
Forearm/wrist splints assort x 8
Wrist splints elastic x assort x 1
Roll gauze 2" - 3" - 4"
Stretch net 5 box
Sterile cotton swabs
Unsterile cotton swabs
Large tip cotton swabs unsterile
Band-Aids - assort sizes
Telfa - small and large
Micropore tape 1/2" and 1"
Porous tape 1/2", 1", 2", 3"
Tongue blades
Knife blades #10, #11, #15, #313
Surgical masks
Plastic aprons
Plastic eye shields
Linens: cloth office towels, sheets, pillow cases supplied by National Linen Disposable thermometer covers
Syringes and needles 21 x 1-1/2 and 25 x 5/8
Syringes 20cc luer-lock tip
Disposable drapes
Eye patches 2 box
Alcohol - isopropyl x 6 bottles
Sutures - 5-0 plain; 3-0 ethanol; 3-0 chromic; 3-0 silk
Casting materials: Delta Lite Fiberglass 3" - 4"; plaster casting 4"; tubular stockinet 2" and 4"; Suf-rol cast padding 3"; mole skin; and gelfoam power and sponges
Elastic bandages (ace) 2", 3", 4"
Xeroform petrolatum gauge
Staple removers x 5
Silver Nitrate applicators
Betadine ointment 1 lb jars x 2
Germicidal spray 7 cans
K-y jelly
Table paper
Distilled water
Betadine solution - 2 gallon
Betadine scrub - 2 gallon
Green soap - gallon
Instrument soak - 1 gallon

Disposable sigmoid scopes
Rechargeable otoscope batteries 72100 and 72200

X-RAY DEPARTMENT:

Paper jacket/folders
Lead shield apron
Lead blockers
R/L marker
Metal file boxer x 2
Assort - labels, stamp, 3 x 5 file cards
Film hanger - small, medium, large
Address-a-graft stamper
Chair
View box
Timer
Cassettes 2 large - 1 small - 1 medium
Film
Chest board mount for film
X-ray table
X-ray machine
Lead door
One stool on casters
Step stool x 2
Safe light
Manual developing tank
Thermometer
Lead gloves
Calipers

LOBBY CONTENTS:

13 metal chairs with padded seats and backs
1 torchie lamp
1 decorative straw wreath large
1 picture
Scales (balance-upright)

LAB CONTENTS:

Microscope - early 1900's will not change from low to high without difficulty Hemoglobin meter
Medisense glucose machine
Titmus vision tester
Baby scales
Stool x 1 on casters
Chair x 1
Built-in table x 1
BP cuff and stethoscope
EKG machine
2 metal carts - 2 shelves
Chair
Wooden table for EKG's
Stainless steel trash cans with pedal
Centrifuge Van Guard V6000

Usual tubes, vacutainer needles, specimen
Cups, jars, testing kits, etc. as used in labs
1 aluminum cabinet - 2 tiers with doors
Wooden work bench/table

FILE ROOM:

Step stool
File folder cabinets - 4
Telephones - 1
Answering machine - 1
Air phones (shared with both Doctor's offices)
Intercom and stereo (shared with both Doctor's offices)
Speaker - 1 (shared with both Doctor's offices)
Typewriter - 1
Typewriter table
Stool
Fireproof safe - contains backup tapes
Trash can
File holders
Computer modem - 1
Computer monitor - 1

OFFICE SUPPLIES:

Folders
Forms
Staples
Staple gun
Tape
Ink pads
Rx pads
Bulletin boards x 2

FRONT OFFICE/RECEPTION WINDOW:

Adding machines - 2
Copy machine - 1
Fax machine - 1
Credit card machine
Stamps and stamp pads
Pen holders
Computer monitor
Computer printers - 2
File holders
Magazine racks
Secretary chairs - 2
Trash can
Rolling mat
Clock
Pencil sharpener
Regular phone
Intercom phone

COPY ROOM:

Paper cutter
Toner, ribbons, copy paper, superbills, HCFAS forms
Refrigerators - 2
Microwave
File cabinets - 4 drawer
Coffeemaker
Aluminum table
Storage cabinet with one drawer/one door




WILLIAM J. BANNEN, JR., M.D.'S OFFICE:

1 Desk
1 Chair with arms
1 2-drawer file cabinet
1 straight chair
Numerous pictures, diplomas, medical certificates
1 telephone
1 intercom phone
1 waste basket
Heater and air clean both loaner from patients
Several models medical and charts
Book ends - gift from patient
Bookcase and cabinets
Cabinet for tapes
In-out tray
1 tape
1 lamp (desk)
1 calendar
1 microscope from late 1880's

FOUR RX ROOMS:

4 wheeled stools
3 lamps
4 Rx tables
4 chairs
1 surgical tray holder
4 waste baskets
1 old pressure suction machine
3 regular otoscope
1 Carteret machine
1 homemade table
4 thermometers
4 alcohol dispensers
7 sharps containers
1 head mirror
1 earcurrette
1 golf stick eye
4 table cabinets
1 waste for hazard material
1 timeclock
                                 Page 22 of 55

LINDA'S OFFICE:

1 adding machine
2 wall lamps
1 in-out tray
1 4-drawer file cabinet
1 moveable desk
1 built-in desk with 2 drawers and cabinet
1 small file cabinet
1 built-in cupboard with shelves
miscellaneous literature
1 tape dispenser
1 stapler
1 intercom phone
1 safe bolted to floor
1 waste basket
injectible meds and syringes
1-1/2 boxes of strep kits
1 hemoglobin meter
1 glucose tubes

COMMON HALL:

1 sterilizer
1 eye tray
1 pressure syringe
1 ear wash equipment
1 suture set
1 sterilizer pan
1 crash tray
1 ambu bag
6 IV bags with saline
cleaning equipment
1 fire extinguisher
1 wheelchair
1 towel dispenser
1 phone
1 interphone
1 waste basket
1 burglar alarm

                                    Exhibit B

                                  BILL OF SALE
                                (Medical Records)


         KNOW ALL MEN BY THESE PRESENTS, that WILLIAM J. BANNEN, M.D., F.A.A.F.P., A.M.E., P.A., a South Carolina professional corporation with offices at 304 South Main Street, Simpsonville, South Carolina 29681 (the "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration to it in hand, paid at or before the ensealing and delivery of these presents, by DOCTOR'S CARE, P.A., a South Carolina professional association ("Grantee"), the receipt, sufficiency and adequacy of which is hereby acknowledged and subject to the terms hereof, has bargained and sold and by these presents does sell, assign, transfer, remise, release and quitclaim unto the said Grantee, its successors and assigns, all of the Grantor's right, title and interest in and to the following goods and chattels:

                  All patient medical records and files owned by Grantor with respect to Grantor's medical practice located at 304 South Main Street, Simpsonville, South Carolina 29681.

         TO HAVE AND TO HOLD the same unto said Grantee, its successors and assigns forever.

         IN WITNESS WHEREOF, this Bill of Sale has been executed by Grantor on October 10, 1996, to be effective as of 12:01 a.m. on the 14th day of October, 1996.



WITNESSES:               WILLIAM J. BANNEN, M.D., F.A.A.F.P., A.M.E., P.A (SEAL)

/s/ Peter A. Leventis    By:  /s/ William J. Bannen, M.D., P.A.
                         Its:  President
/s/ Marian Owens

                                    Exhibit C

                                 PROMISSORY NOTE


$20,833.33                                                Columbia, S.C.
Subject to Set Off                                        October 14, 1996


         FOR VALUE RECEIVED, UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (the "Borrower"), hereby promises to pay, in lawful money of the United States of America, to the order of William J. Bannen, Jr., M.D., F.A.A.F.P., A.M.E, P.A., a South Carolina professional association (the "Lender"), the principal sum of Twenty Thousand Eight Hundred Thirty-Three and 33/100 ($20,833.33) Dollars, subject to set off as provided hereunder.

         Interest shall accrue from the date hereof on the principal balance outstanding hereunder from time to time until paid in full at the fixed simple rate per annum equal to nine (9.0%) percent calculated based upon a 360-day year and the actual number of days elapsed. Equal payments of principal and interest in the amount of Four Thousand Two Hundred Sixty and 88/100 ($4,260.88) Dollars shall be due and payable commencing on November 14, 1996, and continuing thereafter on the fourteenth (14th) day of each month for the succeeding four
(4) consecutive months. Payments hereunder shall be made to the Lender at 3106 Bethel Road #1, Simpsonville, South Carolina 29681, or at such other place as the Lender may designate from time to time in writing.

         Anything contained in this Note to the contrary notwithstanding, Buyer shall have the right of set off and recoupment against amounts coming due hereunder in the event that Lender or William J. Bannen, Jr., M.D. ("Bannen") breaches that certain Asset Purchase Agreement dated effective as of October 14, 1996, by and among Borrower, Lender, UCI Medical Affiliates, Inc., and Bannen or any document executed in connection therewith including but not limited to the Employment Agreement (collectively the "Agreement"). In the event Borrower elects to exercise the right of set off and recoupment set forth herein, upon notice to the Lender the principal amount hereof shall be deemed reduced by the amount of any set off or recoupment to which the Borrower is entitled, and all interest and payments accruing thereafter shall be calculated based upon such reduced principal amount. The Lender's right to lawfully contest such set off or recoupment in any action to collect this Note shall not be impaired by Borrower's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

         The occurrence of the following shall constitute an "Event of Default" under the Note: Borrower, after the expiration of the applicable grace period hereinafter set forth, fails to pay when due any principal or interest payment hereunder (except for any amount then subject to an unresolved but duly asserted set off or recoupment dispute). Upon the occurrence of an Event of Default as hereinabove defined, then at any time thereafter the Lender may declare the entire remaining principal balance due hereunder, together with all accrued interest thereon, immediately due and payable. The applicable grace period hereunder shall be fifteen (15) days and shall begin to run upon receipt by Borrower of written notice from Lender of a potential default hereunder.

         The invalidity of any provision of this Note shall not affect the validity of any other provision hereof. The acceptance after maturity of any payment with respect to this Note shall not constitute a waiver of the right of Lender to demand the payment in full of any unpaid balance. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Lender from the exercise of any other or further rights or remedies.

         This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts for the State of South Carolina.



                                 Paeg 25 of 55

          Borrower expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

         EXECUTED this 10th day of October, 1996, to be effective as of the 14th day of October, 1996.

                                  UCI MEDICAL AFFILIATES OF
                                  SOUTH CAROLINA, INC. (SEAL)

                                  By:  /s/ Stephen S. Seeling
                                  Its:  Chief Operating Officer and Counsel


Notice Address for Borrower:
1901 Main Street, Suite 1200
Columbia, South Carolina 29201
Attn:  Stephen Seeling, Esquire

                                    Exhibit D

STATE OF SOUTH CAROLINA    )
                           )                         LEASE AGREEMENT
COUNTY OF GREENVILLE       )


         THIS LEASE AGREEMENT (the "Lease") is made as of October 10, 1996 to be effective as of the 14th day of October, 1996, by and between WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A., a South Carolina professional corporation ("Bannen P.A."); JAMES F. RICHARDSON, M.D., P.A., a South Carolina professional corporation ("Richardson P.A."); and UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation (the "Tenant"). Bannen P.A. and Richardson P.A. are hereafter collectively referred to as the "Landlord".

         This Lease is executed and delivered in connection with that certain Asset Purchase Agreement by and between among others Bannen P.A., Tenant, UCI Medical Affiliates, Inc., Doctor's Care, P.A., and William J. Bannen, Jr., M.D. ("Bannen") dated effective as of October 14, 1996 (the "Purchase Agreement") related to the purchase of certain assets of Landlord by Tenant. In connection with the Purchase Agreement, Tenant desires to lease from Landlord a portion of Landlord's facility located at 304 South Main Street, Simpsonville, South Carolina 29681, upon the terms and conditions set forth herein.

         In consideration of these premises and the mutual promises below, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:



1. Leased Premises. Landlord, upon the terms, covenants, and conditions hereinafter contained, hereby leases, demises, and lets, to Tenant, and Tenant hereby leases from Landlord, that certain medical office space hereinafter described (the "Premises") located in a medical office building at 304 South Main Street, Simpsonville, South Carolina 29681 (the "Building"), situate on certain land (the "Land" and more particularly described in Schedule 1 attached hereto) owned by Landlord in Greenville County, South Carolina. The Premises consists of approximately three thousand five hundred (3,500) rentable square feet of the approximately seven thousand five hundred (7,500) square foot Building, all of said space being leased hereunder being shown on Schedule 2 attached hereto. The Premises includes 9 patient exam rooms, 3 restrooms, 1 X-ray room, 3 offices, 1 conference room, 1 area for vital signs, 1 receptionist/business office, 1 lab area, 1 record storage room, and 2 closets. The Premises shall also include an undivided interest in the large patient waiting room/reception area, handicap restroom, and adjacent parking areas to the Building, the use and occupancy of which shall be equally shared with the other tenant of the Building (the "Common Areas"). Notwithstanding the foregoing, it is the intent of the parties hereto that the Premises shall include all the medical office space utilized as of the date hereof by Bannen P.A. for Bannen, P.A.'s medical practice sold to Tenant pursuant to the Purchase Agreement.

2. Initial Term. The initial term of this Lease shall commence on October 14, 1996, and terminate on October 31, 1998 (the "Initial Term").

3. Renewal Options. So long as Tenant is not in default under this Lease, Tenant shall have three (3) consecutive options each to extend the term of this Lease for an additional one (1) year period (collectively the "Renewal Terms"). Tenant may exercise any such renewal option by giving written notice to Landlord at least five (5) days prior to the expiration of the then current term of the Lease.

4. Rent. Subject to Section 21 herein, during the Initial Term the Tenant shall pay to the Landlord a monthly rental of One Thousand and No/100 ($1,000.00) Dollars per month payable on the first (1st) day of each month, payable in advance during the Initial Term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in
     Section 41 herein; provided however, the rental hereunder shall be prorated in the amount of Five Hundred Eighty and 65/100

     ($580.65) Dollars for the number of days remaining in the month of October 1996 at the commencement of this Lease. Subject to Section 21 herein, during each Renewal Term the Tenant shall pay to the Landlord a monthly rental of One Thousand Five Hundred and No/100 ($1,500.00) Dollars per month payable on the first (1st) day of each month, payable in advance during each Renewal Term of this Lease in lawful money of the United States, addressed to Landlord at Landlord's address set forth in Section
     41 herein.


5. Real Estate Taxes. All taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Premises being leased hereunder by federal, state, or local government authority shall be paid by Landlord.

6. Utilities. Tenant shall pay all charges for air conditioning, heat, water, sewer, garbage collection, security, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the Premises through the Initial Term and any Renewal Term of this Lease. Notwithstanding the foregoing, in the event any such utility used in or rendered or supplied to the Premises are not separately metered or not otherwise readily determinable which portion of such utility is supplied to the Premises as opposed to the entire Building, Tenant and Landlord shall equally share all charges related to such utility. Notwithstanding the foregoing, the expense of all utilities supplied to the Common Areas shall be equally borne by Landlord and Tenant. All such items shall be prorated for periods outstanding at the commencement or the termination of this Lease.

7. Insurance. Landlord shall pay all premiums for the insurance coverage on the Premises including but not limited to fire and hazard insurance on the entire Building containing the Premises for not less than the full replacement cost thereof, and Tenant shall be listed as an additional insured on such policy. Tenant shall at all times maintain the following insurance coverage respecting the business operations of Tenant at the
     Premises: public liability insurance for personal injury and property damage; workers' compensation insurance required by South Carolina law; hazard insurance on all contents and property of Tenant at the Premises and all property of other persons temporarily stored at the Premises; and such other insurance coverages required by this Lease or as are customarily carried on businesses such as that to be conducted by Tenant at the Premises.

8. Condition of Premises. Subject to Sections 9 and 10 hereof, Tenant acknowledges that it has inspected the Premises, that this Lease is for space previously occupied. Except as set forth in this Section and Sections 9 and 10 hereof, Landlord shall not be required to make any repairs or improvements to the Premises being leased hereunder except repairs, if any, to the roof and walls of the Premises to the extent necessary for repair of leaks and/or structural integrity and safety. Subject to this Section and Sections 9 and 10 hereof, all other repairs to the Premises (excluding repairs to the Common Area), to bring the Premises to the condition of the Premises at the commencement of this Lease, shall be the responsibility of Tenant. Subject to this Section and Sections 9 and 10 hereof, in the event repairs are made to the Common Area, the costs of such repairs shall be equally borne by Landlord and Tenant; provided however, no repair to the Common Area shall be authorized without the Landlord and Tenant's mutual consent with shall not be unreasonably withheld. Such repairs and replacements shall be made promptly, as and when necessary.

Notwithstanding anything contained herein to the contrary, upon the destruction of the Premises by fire or other cause, or such material injury thereto as to render said Premises or portion thereof untenantable for sixty (60) days, shall at the option of Tenant, exercised by notice to Landlord, within one hundred twenty (120) days after the date of such damage, destruction or unavailability, produce and work a termination of this Lease. Upon destruction of the Premises in whole or in part, by fire or any other cause, if Tenant shall not exercise its option to terminate this Lease within such one hundred twenty (120) days, all fire and hazard insurance proceeds set forth in Section 7 above shall be paid to Tenant as an additional insured, and Tenant to the extent of the amount of such insurance proceeds delivered to Tenant shall at its expense promptly restore the Premises to the condition they were in immediately prior to such damage; PROVIDED HOWEVER, that the insurance coverage maintained by Landlord provides all of the funds necessary to restore the Premises; AND FURTHER PROVIDED HOWEVER, in the event Tenant exercises its option to terminate this Lease within such one hundred twenty (120) days, all such insurance proceeds shall be paid to Landlord as an additional insured. Any excess insurance proceeds shall belong to Landlord. In the event there is insufficient insurance coverage and proceeds, as aforesaid, the obligation of the Tenant to restore the Premises shall be null and void and the Landlord must restore the Premises to its original condition provided such insurance proceeds are made available to Landlord for such restoration.

9. Hazardous Substance Remediation. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises, Land, Common Area and/or Building prior to the commencement of the term of this Lease or which existed at the commencement of the term of this Lease and worsened through no fault of Tenant thereafter. In addition, Tenant shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Lease. Landlord shall indemnify Tenant and hold Tenant harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises, Land, Common Area and/or Building as of the effective date of this Lease.

10. Americans With Disabilities Act. Notwithstanding any term or provision to the contrary contained herein, the Landlord, at Landlord's sole cost and expense, shall ensure that the Building, Common Area, and Premises and improvements thereon shall be in material compliance with the Americans With Disabilities Act, as the same is amended from time to time (the "Act"). Tenant shall not be required to make any alterations or additions to the Building, Common Area, or Premises (both structural and non-structural) that may be necessary from time to time to keep or bring the Building, Common Area, and Premises in material compliance with the Act.

11. Alterations. Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

12. Entry by Landlord. Landlord shall have the right to enter the Premises at reasonable times, for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required hereto to be performed by Landlord, upon reasonable notice to Tenant.

13. Signs and Parking. Tenant shall have the nonexclusive right to use the parking area which is part of the Common Area. Tenant, at its discretion, may erect such signs as it deems necessary or appropriate, with the written consent of Landlord, which consent shall not be unreasonably withheld, and so long as the same comply with applicable laws and zoning restrictions.

14. Assignment and Subletting. Tenant shall have the right to make subleases of all or any portion of the Premises and any permitted sublessee may use the same for any lawful purpose permitted by this Lease, so long as Tenant shall agree in writing to remain liable hereunder as though no subleases had been made, unless Landlord acknowledges in writing that Tenant shall not remain liable hereunder. Landlord may assign this Lease and all rights hereunder provided Tenant's use and enjoyment of the Premises during the term of this Lease is not disturbed.

15. Default of Tenant. The occurrence of any of the following events shall constitute a breach of this Lease:

A. The failure of Tenant to pay rent or to make any other payment of money as herein required when due for a period of ten (10) days after delivery by Landlord of a written notice to Tenant of any such failure.

B. The failure of Tenant to correct any default hereunder, other than those specified in subdivisions (A) of this Section 15 within thirty (30) days after delivery by Landlord to Tenant of a written notice of such default, or if the default is of such a nature that it cannot be corrected within thirty (30) days, then the failure of Tenant within such period to commence and thereafter proceed diligently to cure such default.

If any of the above-mentioned events of default shall occur, the Landlord at its option may re-enter and take possession of the Premises, and at its option terminate this Lease and accelerate all payments due or coming due hereunder.

16. Default of Landlord. If at any time during the term hereof Bannen P.A. and/or Richardson P.A. shall default in any of its obligations under this Lease and/or Bannen or Bannen P.A. shall default in any of its obligations under the Purchase Agreement, Tenant may give written notice to Landlord of its intention to terminate the Lease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice, or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly commenced within such period and are thereafter diligently pursued. Upon the termination of this Lease as herein provided, Tenant shall be entitled to a refund of all rents paid in advance from the date of termination to the date through which the rent shall have been paid; provided however, nothing contained herein shall be construed to limit Tenant's available remedies at law or equity.

17. Holding Over. In case Tenant holds over after the end of any term herein provided, such tenancy shall be from month to month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, and the rent shall be at the monthly rate of the last year of the last Renewal Term.

18. Condemnation. If any portion of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose so as to render the remaining portion of the Premises unsuited for Tenant's reasonable uses, even though the entire Premises be not so taken or condemned, then Tenant, at any time thereafter, shall have the right to terminate this Lease. Upon the termination of this Lease as herein provided, Tenant shall be entitled to a refund of all rents paid in advance from the date of termination to the date through which the rent shall have been paid. Tenant hereby waives any and all rights to participate in the proceeds of any award made in any condemnation proceedings for the taking of the Premises, or any portion thereof, except the right to participate in Tenant's equitable portion of any proceeds for the loss of Tenant's business at such location, if any.

19. Quiet Enjoyment. Landlord agrees and warrants that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

20. Removal of Trade Fixtures / Related Leases. Upon the termination of the Lease, all trade fixtures, furniture, equipment and other personal property which Tenant placed upon the Premises or Common Area may be removed by Tenant, provided Tenant shall otherwise leave the Premises and Common Area in reasonable condition.

21. Set Off. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right of set off and recoupment against amounts coming due hereunder in the event that Bannen P.A., Richardson, P.A., and/or Bannen breaches this Lease, or that certain Purchase Agreement or any document ancillary thereto. In the event Tenant elects to exercise the right of set off and recoupment set forth herein, upon notice to Landlord the rental hereunder shall be deemed reduced by the amount of any set off or recoupment to which the Tenant is entitled. Landlord's right to lawfully contest such set off or recoupment in any action to collect rental hereunder shall not be impaired by Tenant's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

22. Subject to Purchase Agreement. This Lease is made, executed and deliver pursuant to the Purchase Agreement, and is subject to all the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Purchase Agreement shall be controlling.

23. Representations and Warranties of Landlord. Landlord hereby jointly and severally warrants, represents, and covenants as follows:

A. Organization and Good Standing. Both Bannen P.A. and Richardson P.A. are corporations duly organized, validly existing, and in good standing under the laws of the State of South Carolina and have full corporate power to carry on their respective businesses and to own and operate their respective properties and assets as presently owned and operated. Each Landlord has taken all corporate action necessary to approve and authorized the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Landlord, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by either Landlord of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

B. Title to Premises. Upon execution and delivery of this Lease, Landlord will have good, marketable and insurable title to the Building, Premises and Common Area, and will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Premises, Common Area, or Building for which any such person or entity could claim a lien against the Premises or Common Area.

C. Consents. No consent of any third party is required in connection with Landlord's lease of the Premises and Common Area hereunder, including but not limited to the consent of any other tenant of the Building.

D. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Landlord's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby or that relate to the Premises or Common Area, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse effect upon Landlord's ability to enter into this Lease or perform its obligations hereunder or upon the use, enjoyment, or value of the Premises and Common Area for Tenant.

E. Payables and Taxes. Landlord will pay all payables and taxes, assessments, and charges respecting the Premises and Common Area incurring prior to the commencement of the term of this Lease within a reasonable amount of time following the execution and delivery of this Lease.

F. Zoning. To the best of Landlord's knowledge, the Building and Premises is currently zoned for commercial operations and is in compliance with applicable zoning laws and ordinances; and Landlord does not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

G. Environmental. To the best of Landlord's knowledge, neither the Land, Building nor Premises is now used and have ever been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposal facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and, to the best of Landlord's knowledge, is in substantial compliance with applicable environmental laws.

24.  Representations  and  Warranties  of  Tenant.   Tenant  hereby  represents,
     warrants, and covenants as follows:

A. Organization and Good Standing. Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Tenant has taken all corporate action necessary to approve and authorized the execution of this Lease, and to consummate the transactions contemplated hereby. When executed and delivered, this Lease shall constitute valid and binding obligations of Tenant, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Lease nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by Tenant of any of the terms, conditions or provisions of any trust, order, judgment, law, or other contract, agreement or instrument to which it is a party, or by which it is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

B. Consents. No consent of any third party is required in connection with the lease of the Premises hereunder.

C. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Tenant's knowledge threatened, that question the validity of this Lease or any transaction contemplated hereby.

25. Binding Effect. This Lease shall inure to the benefit of the heirs, successors, representatives, and permitted assigns of the parties hereto, and shall bind the heirs, successors, representatives, and assigns of the parties hereto.

26. References to Gender and Number Terms. Whenever the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

27. Days Defined. Any reference in this Lease to a number of days shall mean calendar days unless otherwise expressly provided.

28. Attorney's Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

29. Headings. The headings of the paragraphs of this Lease are for convenience or reference only and are not a part of this Lease.

30. Modifications. This Lease can only be modified by a written agreement duly signed by authorized representatives of each party hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Lease; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

31. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Lease.

32. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this paragraph.

33. Third Parties. The provisions of this Lease are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Lease.

34. Time of Essence. The parties acknowledge and agree that time is of the essence in the performance of this Lease.

35. Severability. If any provision or provisions of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

36. Governing Law. The construction and interpretation of this Lease shall at all times and in all respects be governed by the laws of the State of South Carolina.

37. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Lease may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Lease, the parties hereto irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon such party may be effected pursuant to the United States mail.

38.  No  Inference   Against  Author.  No  provision  of  this  Lease  shall  be
     interpreted   against   any  party   because   such   party  or  its  legal
     representative drafted such provision.

39. Entire Lease. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

40. Recordation. This Lease or a memorandum hereof may be recorded by either party. The parties agree to execute for recording purposes any such memorandum.

41. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
     (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) seven (7) business days after being duly deposited in the United States mail, certified or registered, return receipt requested, and addressed as follows:

             Landlord:   William J. Bannen, Jr., M.D., F.A.A.F.P., A.M.E., P.A.
                         James F. Richardson, M.D., P.A.
                         3106 Bethel Road #1
                         Simpsonville, SC 29681
                         Attn:  William J. Bannen, Jr., M.D.,

             Tenant: UCI Medical Affiliates of South Carolina, Inc. 1901 Main Street, Suite 1200
                         Columbia, SC 29201
                         Attn.:  Stephen Seeling, Esquire

The parties hereto may change their respective addresses by notice in writing given to the other party to this Lease.

42. Joint and Several Liability. Notwithstanding anything contained herein to the contrary, Bannen P.A. and Richardson, P.A. shall be jointly and severally liable for all warranties, representations, and obligations (including all costs and expenses) of Landlord contained herein.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement to be effective as of the day and year first above written.

IN THE PRESENCE OF:                LANDLORD:

                                   WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P.,
                                   A.M.E., P.A.

/s/ Peter A. Leventis              By:  /s/ William J. Bannen, Jr., M.D.
(Witness as to Landlord)           Its:  President

/s/ Marian Owens
(Witness as to Landlord)

                                   JAMES F. RICHARDSON, M.D., P.A.


/s/ Peter A. Leventis              By:  /s/ James F. Richardson, M.D.
(Witness as to Landlord)           Its:  President

/s/ Marian Owens
(Witness as to Landlord)


                                   TENANT:

                                   UCI MEDICAL AFFILIATES OF SOUTH
                                   CAROLINA, INC.

/s/ Peter A. Leventis              By:  /s/ Stephen S. Seeling
(Witness as to Tenant)             Its:  Chief Operating Officer and Counsel

/s/ Marian Owens
(Witness as to Tenant)

                                    GUARANTY

         The undersigned WILLIAM J. BANNEN, JR., M.D. ("Bannen"), hereby irrevocably and unconditionally guarantee the proper and timely performance and/or full and timely payment of each and every term, obligation, covenant, representation and warranty of WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A., a South Carolina corporation, and JAMES F. RICHARDSON, M.D., P.A., a South Carolina corporation (collectively the "Landlord"), contained in the foregoing Lease Agreement (the "Lease") by and between Landlord and UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation, respecting the premises located at 304 South Main Street, Simpsonville, South Carolina and dated effective as of October 14, 1996, as amended from time to time. This guaranty is a guarantee of payment and not of collection and shall survive any amendment or termination of the Lease until all obligations of Landlord under the Lease are satisfied in full. Bannen hereby waives presentment, demand, protest, notice of non-payment, notice of default, notice of compromise or surrender, and any other demand or notice whatsoever in connection with this Guaranty. In the event this Guaranty is placed in the hands of an attorney for collection, all expenses of the prevailing party, including reasonable attorney's fees, shall be added to this Guaranty and collected as a part hereof. This Guaranty shall be governed by and construed in accordance with the laws of the State of South Carolina.


IN THE PRESENCE OF:


 /s/ Peter A. Leventis                   /s/ William J. Bannen, Jr., M.D., P.A.
(Witness)                                William J. Bannen, Jr., M.D., P.A.

/s/ Hope McElreath
(Witness)

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF GREENVILLE       )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A., South Carolina professional corporation, by William J. Bannen, Jr., M.D., its President, sign, seal, and as his/her act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                              /s/ Peter A. Leventis
                             /s/ William J. Bannen, Jr., M.D., P.A.
                             WITNESS

SWORN TO before me this 10th day of October, 1996.


/s/ Hope McElreath (L.S.)
Notary Public for South Carolina
My Commission Expires: January 18, 2001


STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF GREENVILLE       )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named JAMES F. RICHARDSON, M.D., P.A., South Carolina professional corporation, by James F. Richardson, M.D., its President, sign, seal, and as his/her act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                              /s/ Peter A. Leventis
                             /s/ William J. Bannen, Jr., M.D., P.A.
                             WITNESS


SWORN TO before me this 10th day of October, 1996.


/s/ Hope McElreath (L.S.)
Notary Public for South Carolina
My Commission Expires: January 18, 2001

STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF GREENVILLE       )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., by Stephen S. Seeling, its Chief Operating Officer and Counsel, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                              /s/ Peter A. Leventis
                             /s/ Stephen S. Seeling
                             WITNESS

SWORN TO before me this 10th day of October, 1996.


/s/ Hope McElreath (L.S.)
Notary Public for South Carolina
My Commission Expires: January 18, 2001


STATE OF SOUTH CAROLINA    )
                           )                    PROBATE
COUNTY OF GREENVILLE       )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named WILLIAM J. BANNEN, JR., M.D., sign, seal, and as his act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

                              /s/ Peter A. Leventis
                             /s/ William J. Bannen, Jr., M.D.

                             WITNESS


SWORN TO before me this 10th day of October, 1996.


/s/ Hope McElreath (L.S.)
Notary Public for South Carolina
My Commission Expires: January 18, 2001

                                   SCHEDULE 1

                          LEGAL DESCRIPTION OF THE LAND

         All that certain lot of land and improvements thereon lying in the Town of Simpsonville, County of Greenville, State of South Carolina, on the western side of the C. & W.C. Railroad, containing 1-1/4 acres, more or less, and having the following metes and bounds, to-wit:

         BEGINNING in the center of C. & W.C. Railroad and running thence N. 86-3/4 W., 675 ft. across main street; thence N. 34-3/4 E., 25 ft. to an iron pin; thence N. 51 E., 106 ft. to an iron pin; thence S. 86-3/4
         E. 558 ft. across main street to the center of said railroad; thence down the center of said railroad to the beginning corner.

         The property above was conveyed by the following deeds: 1) By deed dated December 29, 1955 from Ruby Todd to L. R. Richardson, Jr. and William J. Bannen, Jr., recorded in the R.M.C. Office for Greenville County, South Carolina, in Deed Book 542 at Page 216; and 2) by deed dated January 24, 1969 from L. R. Richardson, Jr. and William J. Bannen, Jr. one-third interest to James F. Richardson, recorded in the R.M.C. Office for Greenville County, South Carolina, in Deed Book 861 at Page 227. The property was subsequent conveyed by deed dated July 3, 1980 from L. R. Richardson, Jr., William J. Bannen, Jr., and James F. Richardson to Golden Strip Medical Associates, Inc., recorded in the R.M.C. Office for Greenville County, South Carolina, in Deed Book 40 at Page 1458.

                                   SCHEDULE 2

                           DESCRIPTION OF THE PREMISES


An "interior schematic" drawing is being maintained in the corporate offices of UCI Medical Affiliates, Inc.

                                    Exhibit E

STATE OF SOUTH CAROLINA  )
                         )                    EMPLOYMENT AGREEMENT
COUNTY OF LEXINGTON      )


         THIS AGREEMENT made and entered into this day of LEFT BLANK 1996 between Doctor's Care, P. A. (hereinafter "Employer"), a South Carolina Professional Association with its principal office in Columbia, South Carolina, and, WILLIAM J. BANNEN, JR., MD (hereinafter "Employee").

         WHEREAS, Employer is a South Carolina Professional Association and wishes to employ the Employee to render medical services for it; and,

         WHEREAS, Employee is a licensed physician in South Carolina and desires and is willing to become a professional employee of Employer, in accordance with the following terms, conditions, and provisions:

         NOW, THEREFORE, for and in consideration of the promises herein and other valuable consideration, it is agreed that:

(1) Employment Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be five
                  (5) years beginning October 14, 1996. After the initial five
                  (5) year term, this Agreement shall be renewable upon the mutual agreement of both parties.

(2)               Duties.

                  (A) Employee shall devote his full-time (approximately 40 hours per week) and professional skill and attention to the performance of services in the practice for the benefit of Employer at Doctor's Care Simpsonville Center (the "Center") or such other Center within a four (4) mile radius of Employer's facility at 304 South Main Street, Simpsonville, South Carolina, as shall reasonably be assigned by Employer. Employee's duty schedule shall be determined by Employer, and Employer shall provide such evenings and weekend coverage as shall be needed and assigned by Employer.

                  (B) Employee shall not engage in any outside professional activities involving the personal services of Employee and yielding a financial return without Employer's prior written consent. However, nothing stated herein shall restrict or prevent employee from personally and on Employee's own account, investing in stocks, bond securities, commodities, real estate, or other forms of investments.

                  (C) Employee will actively and industriously pursue his profession in Employer's interest, will faithfully adhere to the principles and ethics of the profession, and will carefully avoid any and all personal acts, habits and usages which might injure in any way, directly or indirectly, Employer's professional reputation or that of any other employee of Employer, or which might otherwise be detrimental to any interest of Employer.

                  (D) Employee hereby agrees that all fees received or collected as a result of services rendered by Employee, together with all other emoluments, e.g., witness fees, report fees, speaker fees, etc., shall be the property of Employer. Accordingly, Employee acknowledges that Employee's employment does not confer upon Employee any ownership interest in or professional claim upon any fees charged by

                           Employer
                           for Employee's services, whether said fees are collected during Employee's employment or after termination thereof.

(3)      Compensation.

                  (A) Regular Compensation. For all services rendered under this Agreement, Employer shall pay the Employee an initial salary of $85,000 PER YEAR payable in biweekly installments.

                  (B) Changes in Compensation. From time to time, increases in the Employee's salary may be made, said increases to be reflected on the "Schedule of Compensation" attached hereto and made apart hereof; provided however nothing contained herein shall be construed to require Employer to increase Employee's salary.

                           Each year during the five year agreement, the Employee's salary will increase by $5,000 per year as noted on the attached Schedule of Compensation.

                  (C) Bonuses. Employer may from time to time review Employee's compensation arrangement with respect to the payment of a bonus for superior performance; and contributions to Employer. Factors to be considered in making a bonus payment, if any, shall include but not be limited to Employee's demonstrated commitment to quality care, the results of patient satisfaction surveys and patient audits, Employee's ability to build and enhance a patient base, and Employee's contribution to the Employer's accomplishment of company goals; provided however that the decision to make bonus payments, if any, shall be at the sole discretion of Employer.

(4) Fringe Benefits. As further consideration for the performance by Employee of the services set forth herein, Employee shall be eligible on a non-discriminatory basis for participation in any tax qualified deferred compensation plan maintained by Employer and also for inclusion in any group-term life insurance plan maintained by Employer, provided the Employee is deemed an eligible Employee under such plan. Not withstanding the foregoing, Employee understands that the decision to maintain any such plans shall be in sole discretion of Employer.

                  (A) Health Insurance Coverage. Employer shall provide for Employee such health coverage as provided to other employees of Doctor's Care, P. A. Family coverage is available at Employee's sole cost and expense.

                  (B) Group Term Life Insurance & Group Disability Insurance. Employer, at its cost, shall furnish such life and disability insurance for Employee as it, from time to time, may provide to other Employees.

(5) Vacation and Professional Meetings. Beginning with the first year of employment during this Agreement, Employee shall be entitled to three weeks of paid vacation. All above leave shall be taken on reasonable prior notice and at such time or times as shall be agreed to by Employer and that does not interfere with proper operation of the Practice. Unused vacation time may be carried over from year to year.

(6) Inability to Perform Services. If Employee is unable to perform the services contemplated by this Agreement as a result of illness or incapacity, Employee shall continue to receive for a period of three (3) months those Employee benefits, if any, provided for Employee by Employer hereunder, but Employee shall not receive the Regular Compensation set forth in Section 3A herein during the period of such incapacity. Anything to the contrary contained herein notwithstanding if Employee is not able to resume the performance of such duties within three (3) months and one day
                  (1) of the date Employee was first unable to perform such duties, Employee may be deemed, at the sole discretion of the Employer, to have terminated Employee's employment hereunder, and Employer shall have the right to pursue all remedies set forth herein related to such a termination.

(7)               Equipment and Expenses.

                  (A) Facilities. Employer shall provide and pay for office space and facilities, furniture, fixtures, equipment, supplies, employees and assistants appropriate for the proper performance of the duties of Employee.

                  (B) Professional Liability Insurance. Employer shall either pay or, upon proof of payment by the Employee, reimburse the Employee for the cost of Professional Liability (malpractice) Insurance covering the Employee for services provided hereinunder for claims as follows: the first Three Hundred Thousand Dollars ($300,000) in aggregate coverage shall be through the South Carolina Medical Malpractice Joint Underwriters Association ("JUA"); the excess coverage shall be provided through the South Carolina Patients' Compensation Fund ("PCF"). Employee understands that the amount of coverage provided by JUA and PCF may not be adequate to protect Employee against all claims and that the responsibility of securing additional insurance coverage, if any, is solely that of Employee. Employee understands and acknowledges that upon termination of Employee's employment hereunder, Employer has the right and authority to cancel Employee's professional liability coverages that had been paid by Employer, and that Employer shall receive and retain any premiums or other monies returned as a result of such cancellations.

                  (C) License Fees, Memberships and Dues. Employer shall either pay or, upon proof of payment by the Employee, reimburse to Employee for the actual cost of annual licensure, and controlled substance registration fees. In addition, membership in the South Carolina Medical Association, American Medical Association and American Academy of Family Practitioners shall be paid for by Employer.

                  (D) Documentation. Employee agrees to submit to Employer the documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes.

(8) Employee Death. If Employee dies during the term of this Employee's employment hereunder, Employer shall pay to Employee's named beneficiary, or in default of the named beneficiary to Employee's estate, all salary accrued but unpaid through the pay period which includes the date of Employee's death.


(9) Patients and Records. Employer and Employee agree that all patient lists, records, and charts are the property of Employer, and that upon termination of Employee's employment hereunder, Employee shall not be entitled to receive any patient lists, records, or charts whether or not the Employee shall have seen or attended any such patient; provided however, that record keeping for patients treated by Employee shall be the sole responsibility of Employee, and Employee shall complete all such charts and records for such patients in accordance with professional standards.

(10) Policy Decisions. It is understood that Employer shall have the sole and exclusive right of management over the practice, including without limitation, the determination of the professional standards to be observed, the determination of the fees to be charged, and the determination of the office hours to be maintained.

(11) Conditions of Termination. Employee understands and agrees that cause for termination of employment includes, but is not limited to the following:

                  (A) At any time by mutual agreement in writing between
                      Employer and Employee.

                  (B) Upon the occurrence of any of the following, Employer
                      in its sole discretion, may elect to terminate Employee's employment hereunder:

                           (1) At the loss or the suspension of the right to conduct the practice of medicine by Employee, or the loss, or suspension of any right or privilege necessary or incident thereto, or

                           (2)      The  loss,  suspension,   or  limitation  of
                                    Employee's Controlled Substance license, or

                           (3) If Employee performs any negligent or intentional act which directly or indirectly damages the reputation or property of Employer.

                  (C)      At the death of Employee.

                  (D) At the option of the Employer, upon thirty (30) days prior written notice for "good cause", which shall mean failure of Employee to provide the agreed duties hereunder or willful violation by Employee of any of the terms of this Agreement.

                  (E) Upon a party hereto failing to perform and cure any covenant or condition hereunder within thirty (30) days after written notice and demand, the non-defaulting party may terminate Employee's employment hereunder.

                  (F) Upon the bankruptcy, insolvency or assignment for the benefit of the creditors of Employer, or any other type of voluntary or involuntary creditors proceeding involving the property of Employer, Employee may elect to terminate Employee's employment hereunder.

                  (G) Upon Employee's failure to satisfactorily comply with accepted standards of medical practice and professional conduct, Employer, in its sole discretion, may elect to terminate Employee's employment hereunder.

                  (H) If Employee engages in the abuse of drugs, intoxicants or other mood-altering substances or if Employee treats or attempts to treat a patient while under the influence of drugs, intoxicants or other mood-altering substances.


                  (I) Upon thirty days notice, Employer in its sole discretion, may elect to terminate Employee's employment hereunder if Employee does not satisfy the credentialing requirements of the managed care and other plans with which Employer participates.

                  (J) Upon breach of the Purchase Agreement, the non-breaching party may terminate Employee's employment hereunder.

(12) Non-Disclosure of Information. Employee shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Employee by Employer at any time or after the date hereof (exclusive of such information as is in the public domain). Employee acknowledges that such confidential information is of a special and unique nature and value relating to matters of Employer's business, including, without limitation, Employer's patents, copyrights, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, locations and lists of clients, patients and potential clients and patients, pricing information and lists, marketing materials and methods, the nature and type of services rendered by Employer, the methods used and preferred by Employer's clients, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Employer). Any confidential information in Employee's possession shall be returned to Employer upon any termination or expiration of Employee's employment hereunder.

(13)              Covenants Against Competition.

                  A.       Representations.

                           (1) The parties hereto acknowledge that Employee has conducted the Practice for a substantial number of years. Thereby, Employee has made use of, acquired, and added to confidential and proprietary information and trade secrets of the Practice, all of which are portions of the Assets of Employee (which Assets are being sold to UCI of SC pursuant to the Purchase Agreement). Employee also has developed unique relationships with customers, patients, suppliers, and employees of the Practice and unique information and knowledge about the competitive market, locations, potential patients and customers, processes and prospects of Employee's business. UCI of SC and/or Employer intends to operate the Assets acquired from Employee for UCI of SC and Doctor's Care's business similar to the Practice. The value of UCI of SC's acquisition would be diminished in the event that Employee were to compete with UCI of SC and/or Employer, to assist another person or entity to compete with UCI of SC and/or Doctor's Care, or to wrongfully divulge any confidential information.

                           (2) UCI of SC and Employer have required, as a condition precedent to its purchase of such Assets pursuant to the Purchase Agreement, that Employee covenant not to divulge any confidential information and not to compete with UCI of SC and/or Doctor's Care as set forth herein. Employee has agreed to provide such covenants as set forth herein as a material inducement to UCI of SC and Employer to enter into and close the Purchase Agreement and in
                                    consideration  of the  payments  to be  made
                                    thereunder   and    hereunder.    Employee's
                                    covenants  contained herein are ancillary to
                                    the     Purchase     Agreement.     Employee
                                    acknowledges that he will benefit from the Purchase Agreement.

                  B. Existing Patients. Upon execution of this Agreement, Employee shall provide to Employer a list (by name and address) of Employee's existing patients ("Existing Patients") as of such date (the "List"). Notwithstanding anything contained herein to the contrary, in the event Employee's employment hereunder terminates for any reason, Employer, upon receipt of written request, shall provide to Employee, as soon as reasonably possible, a copy of the records and charts of any Existing Patient on the List provided that:

                           (1) Employee reimburses Employer for Employer's
                               reasonable costs and expenses incurred in providing copies of such records and charts; and

                           (2) The release of such records and charts to
                               Employee of an Existing Patient is directed in a writing signed by such Existing Patient or such Existing Patient's legal representative and delivered to Employer; and

                           (3) Each party complies with all applicable laws and
                               the requirements of medical ethics.

                  C. Customers. During the term of Employee's employment hereunder, Employee shall not, directly or through an Affiliate (as defined below), (i) provide medical care or services (or assist another person or entity to provide medical care or services to) to any Customer (as hereinafter defined), or (ii) solicit or divert (or assist another person or entity to solicit or divert) any Customer from purchasing or using any of UCI of SC's and/or Employer's services. For purposes of this Section, the term "Customer" shall mean any patient, client or customer of the Practice and shall include (without limitation) every such person or employer to which the Employee has provided medical services prior to the date hereof. Notwithstanding the foregoing, Employee shall not be deemed to be in violation of any covenant contained herein as a result of Employee's providing emergency care to any Customer in a potentially life-threatening situation.

                  D. Employees. In addition to (but not in limitation of) the restrictions of (Sections 13(C), during the term of Employee's employment hereunder, and for a period of two (2) years after the termination of Employee's employment hereunder for any reason, Employee shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, UCI of SC or Employer to terminate such person's association or contract of employment or agency, as the case may be, with UCI of SC and/or Employer. Notwithstanding the foregoing, nothing herein shall preclude Employee from employing or seeking to employ any individual who had been employed by Employee prior to the commencement of this Agreement.

                  E. Non-Compete. During Employee's employment hereunder, Employee shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of
                           Employer or UCI of SC or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that Employee shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) two (2%) percent in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the NASDAQ National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 13(E) shall apply everywhere within: (i) a fifteen (15) mile radius of Employer's facility located at 304 South Main Street, Simpsonville, South Carolina, and (ii) a fifteen (15) mile radius of Employer's facility at which the majority of Employee's work is being conducted at the termination or expiration of the term of this Agreement.

                  F. Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of Employee is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Employee. For purposes of this Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which such person or any of the persons specified in Section 13(F)(i) of this Agreement collectively own ten (10%) percent or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in
                           Section 13(F)(i) of this Agreement are the beneficial owners collectively of ten (10%) percent of any class of equity securities, of the equity interest, or of the partnership interest.

14.               Reasonableness, Enforceability and Remedies.

                  A. Employee has carefully read and considered the provisions of Sections 12, 13 and 14 hereof, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 13, are fair and reasonable and are reasonably required for the protection of the interests of UCI of SC and Employer and their respective officers, directors, shareholders, employees and affiliates.

                     B. In the event that, notwithstanding the foregoing, any of the provisions of Sections 12, 13 and 14 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Section12 or 13 relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.


                     C. Employee acknowledges that the services he is to render are of a special and unusual character with a unique value to Employer and UCI of SC, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Employee of any of the provisions of Sections 12 or 13, Employer and/or UCI of SC, in addition to and not in limitation of, any other rights, remedies, or damages available to Employer or UCI of SC under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, consulting clients and/or any and all persons directly or indirectly acting for or with him.

                     D.    Employee  covenants  and  agrees  that  if  he  shall
                           violate  any of his  covenants  or  agreements  under
                           Section 12 or 13, Employer and UCI of SC shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by Employer and UCI of SC or their respective affiliates as a result of any such violation; (iii) any injunctive relief to which Employer or UCI of SC is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.

                     E.    Employee's  obligations  under Sections 12, 13 and 14
                           shall   survive   any   termination   of   employment
                           hereunder.

(15) Burden and Benefit. This Agreement shall be binding upon Employer's successors and assigns and Employee's heirs, personal and legal representative, successors and assigns, and shall inure to the benefit of Employer's successors and permitted assigns and Employee's heirs, personal legal representatives, successors, and permitted assigns.

(16) Modifications. This Agreement can only be modified by a written agreement duly signed by Employee and an authorized representative of Employer. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

(17) Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term, or condition of this Agreement.

(18) Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Employee.

(19) Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

(20) Venue and Jurisdiction. The parties hereto hereby (I) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court located in South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereto further agree that service of process may be effected pursuant to United States mail.

(21) Entire Agreement This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

(22) Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

(23)              Severability.   The  invalidity  or  unenforceability  or  any
                  provision of this Agreement shall not render invalid or unenforceable any other provision hereof.

(24) Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein" and words of similar import shall refer to this Agreement in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

(25) Enforcement. In the event litigation or other legal proceedings are commenced to enforce any rights under this Agreement, all reasonable legal expenses (including reasonable attorney's fees) and other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party. All remedies specified herein are cumulative and non-exclusive, and parties shall be entitled to seek or enforce any other rights or remedies available to them at law or in equity.

(26) Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (I) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) seven (7) business days after being duly deposited in the United States certified mail, return receipt requested, and addressed as follows:

                  Employer:         Doctor's Care, P. A.
                                    1901 Main St., Suite 1200
                                    Columbia, South Carolina  29201
                                    Attn:  Stephen Seeling, Esquire

                  Employee:         William J. Bannen, Jr., MD
                                    304 S. Main St.
                                    Simpsonville, SC  29681


The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                    EMPLOYER:

                                    DOCTOR'S CARE, P. A.


                                 By:  /s/ M.F. McFarland, III, M.D.
                                 Its: President


                                    EMPLOYEE:

                                    /s/ William J. Bannen, Jr., M.D.
                                    William J. Bannen, Jr., MD

                            SCHEDULE OF COMPENSATION



                                                                Agreed To
Date Change Effective   New Annual Salary      Employer          Employee

Year 1:                   $85,000
Year 2:                   $90,000
Year 3:                   $95,000
Year 4:                   $100,000
Year 5:                   $105,000

                                CURRENT BENEFITS



1.       Beginning with first year of employment:

                  A.   Three weeks (120 hours) paid vacation.
                  B. Memberships in the South Carolina Medical Society, AMA & AAFP will be furnished.
                  C. Reimbursement of actual amounts for licensure and membership fees.
                  D. One week (40 hours) paid leave for Continuing Education activities.
                  E. Up to $1,000 annual reimbursement for Continuing Education activities.

     2.   After three years:  Four weeks (160 hours) paid vacation.

                                    Exhibit F

                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A., a South Carolina professional corporation with offices at 304 South Main Street, Simpsonville, South Carolina 29681 (the "Seller"), for the consideration paid by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation with offices at 1901 Main Street, Suite 1200, Columbia, South Carolina 29201 (the "Buyer") set forth in that certain Asset Purchase Agreement dated effective as of October 14, 1996, by and between among others Seller, Buyer, William J. Bannen, Jr., M.D., UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), the receipt and sufficiency whereof is hereby acknowledge, has bargained and sold and by these presents does sell, assign and transfer unto Buyer all of Seller's right, title and interest in and to, all the accounts receivable, machinery, equipment, computers, telephone systems, inventory, furniture, furnishings, office equipment, and other tangible personal property composing portions of the Assets described in the Agreement, all as provided in the Agreement.

         TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever. AND Seller does for itself and its successors and assigns, covenant and agree to and with Buyer, its successors and assigns, to warrant and defend the sale and conveyance of the aforesaid assets hereby sold unto Buyer.

         This Bill of Sale is made, executed and delivered pursuant to the Agreement, and is subject to all of the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

         IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale this 10th day of October, 1996, to be effective as of 12:01 a.m. on the 14th day of October, 1996.

IN THE PRESENCE OF:     WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A.
                                                               (CORPORATE SEAL)

/s/ Peter A. Leventis   By:  /s/ William J. Bannen, Jr., M.D., P.A.
(Witness)               Its:  President

/s/ Marian Owens
(Witness)

STATE OF SOUTH CAROLINA    )
                           )                  PROBATE
COUNTY OF GREENVILLE       )


         PERSONALLY APPEARED before me the undersigned witness who, after first being duly sworn, deposes and says that s/he saw the within named WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P., A.M.E., P.A., by William J. Bannen, Jr., M.D., its President, sign, seal and, as its act and deed, deliver the within written Bill of Sale for the uses and purposes therein mentioned and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                              /s/ Peter A. Leventis

                              Witness

SWORN to before me this 10th day of October, 1996.


 /s/ Hope McElreath  (L.S.)
Notary Public for South Carolina
My Commission Expires:  January 18, 2001

                                    Exhibit G



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         KNOW ALL MEN, that WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P, A.M.E., P.A., a South Carolina professional corporation, and WILLIAM J. BANNEN, JR., M.D. (collectively the "Assignor"), for and in consideration of good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Assignee"), the receipt and sufficiency whereof is hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in and to the permits, licenses, computer software, and all other intangible assets and rights composing portions of the Assets as described in the Asset Purchase Agreement dated effective as of October 14, 1996, by and between among others Assignor, Assignee, William J. Bannen, Jr., M.D., UCI Medical Affiliates, Inc., and Doctor's Care, P.A. (the "Agreement"), all as provided in the Agreement.

         Assignee hereby covenants with Assignor to assume and faithfully perform and discharge all of the terms, covenants, liabilities and obligations set forth on Schedule 1 attached hereto (subject to the Agreement) maturing and to be performed or discharged by Assignor, if any, under the above assigned contracts beginning on the date hereof and henceforth.

         This Assignment is made, executed, and delivered pursuant to the Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement as of this 10th day of October, 1996, to be effective as of 12:01 a.m. on the 14th day of October, 1996.

                       ASSIGNOR:

                       WILLIAM J. BANNEN, JR., M.D., F.A.A.F.P, A.M.E., P.A.

                       By:  /s/ William J. Bannen, Jr., M.D., P.A.
                       Its:  President


                       /s/ William J. Bannen, Jr., M.D.
                       WILLIAM J. BANNEN, JR., M.D.


                       ASSIGNEE:

                       UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.


                       By:  /s/ Stephen S. Seeling
                       Its:  Chief Operating Officer and Counsel

                                   SCHEDULE 1

                            Liabilities To Be Assumed


That certain computer lease by and between William J. Bannen, Jr., M.D. and Eaton Financial Corporation dated on or about July 6, 1992. William J. Bannen, Jr., M.D. shall be responsible for obtaining the consents, if any, necessary to assign such lease.